UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road
Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                     Entry into a Material Definitive Agreement.

On July 14, 2014, Cubic Energy, Inc. (the “Company”) entered into an Amendment, Forbearance and Waiver Agreement (the “Amendment”) with the holders of its senior secured notes due October 2, 2016 (the “Notes”), and certain other parties thereto.  The Amendment amends the Note Purchase Agreement dated October 2, 2013 (the “Note Purchase Agreement”), pursuant to which the Company initially issued an aggregate of $66.0 million of Notes.

Pursuant to the Amendment, the holders of the Notes waived various defaults specified in the Amendment, and the parties agreed to modify certain covenants in the Note Purchase Agreement.  The holders of the Notes also waived their right to receive Default Interest and Registration Default Interest (as such terms are defined in the Note Purchase Agreement).  In addition, the Amendment provides that after March 31, 2014, the interest rate applicable to the Notes is increased from 15.5% per annum to 20.5% per annum; provided that after such date interest shall not be payable in cash but shall accrue and compound on a quarterly basis.

The Amendment includes an additional covenant requiring the Company, among other things, by no later than October 17, 2014, to consummate a Strategic Transaction (as defined in the Amendment) or enter into a definitive agreement with respect to a Strategic Transaction that is reasonably expected to be consummated no later than December 31, 2014.  A Strategic Transaction includes a transaction resulting in the payment in full, in cash, of all amounts owing to the holders of the Notes, or a joint venture, strategic alliance or other transaction satisfactory to the holders of the Notes.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.  The Amendment has been filed to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Amendment contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties.  For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 2.04                                     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The response to Item 1.01 is incorporated by reference to the extent required by Item 2.04 of Form 8-K.

Item 9.01                                     Exhibits and Financial Statements.

(d)                                                   Exhibits

10.1                  Amendment, Forbearance and Waiver Agreement entered into on the 14th day of July 2014, by and among Cubic Energy, Inc., Cubic Asset, LLC, Cubic Asset Holding, LLC, Cubic Louisiana, LLC, Cubic Louisiana Holding, LLC, and the Noteholders and Registration Rights Holders (each as defined therein)*

*                                   Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2014	CUBIC ENERGY, INC.

	By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President and Secretary